EXHIBIT 10.15.1
                          Effective as of April 1, 2001

Mr. Marino Andriani
6 Willow Hill
Upper Saddle River, New Jersey 07458

                            Supplemental Letter No. 2
          Re Employment by Emerson Radio Consumer Products Corporation

Dear Marino:

Per our recent conversations, subject to the approval of the Emerson Radio Corp. Board of Directors and its Compensation and Personnel Committee, your compensation package as set forth in the letter agreement dated January 29, 1996 ("January 1996 Agreement"), as previously supplemented in the letter agreement dated October 11, 1999 ("October 1999 Agreement"), is further supplemented as follows, for the period effective April 1, 2001- March 31, 2002:

     1.) You shall continue to be paid an annual base salary of $385,000, payable in accordance with the Company's normal payroll practices.

     2.) For the fiscal year ended March 31, 2002 ("Fiscal 2002"), you shall be paid an annual incentive bonus as set forth on Appendix A hereto. Accordingly, paragraphs 2 and 3 of the October 1999 Agreement are deleted.

     3.) This agreement shall expire on March 31, 2002, unless extended by mutual written consent. In addition to entitlement to base salary, you must continue to be employed as of the measurement and payment dates for entitlement to the compensation set forth in Item 2 above.

Except as otherwise set forth herein or as may hereinafter be agreed to in writing, all other terms and conditions of the January 1996 Agreement and October 1999 Agreement remain in full force and effect.

Please indicate your agreement and acceptance of the above by signing in the space provided below and returning a signed copy of this letter to my attention.

                                                             Very truly yours,
                                                             Emerson Radio Corp.


Agreed, Acknowledged and Accepted           By: /s/ Geoffrey P. Jurick
                                                    Geoffrey P. Jurick
/s/ Marino Andriani                                 Chairman
Marino Andriani            (Date)